EXHIBIT 10.5

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), executed to be effective as of March 1, 2025 (the “Effective Date”), is entered into by and between GENERAL ENTERPRISE VENTURES, INC., a Wyoming corporation (“Employer”) and JOSHUA RALSTON, and individual resident of the State of Ohio (“Employee”). Employer and Employee may be referred to singularly as “Party” or collectively as “Parties”.

1. Employment Term. Employer hereby employs Employee commencing on the Effective Date hereof and terminating three (3) years thereafter (the “Term”). Following the expiration of the Term, this Agreement shall automatically renew for one (1) year periods, unless terminated by either Party upon written notice at least ninety (90) days prior to the expiration of the then existing Term (the word “Term” as used herein shall include any renewal terms hereof). Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

2. Duties. Employee shall serve as President and Chief Executive Officer until April 1, 2025, and thereafter shall serve as Vice President of Operations. Employee shall report to, and be subject to the general direction and control of, the board of directors (the “Board”) of Employer until April 1, 2025, and thereafter to the President and Chief Executive Officer of Employer. Employee shall perform such duties (“Duties”) consistent with the Employee’s position.

3. Extent of Service. Employee shall devote sufficient time, attention, and energy to the business of Employer to support its ongoing operations and growth. Employee shall not be engaged in any other Business activity that competes with the business of Employer during the Term of this Agreement. The foregoing shall not be construed as preventing Employee from making passive investments in other businesses or enterprises.

4. Compensation. As payment for the services to be rendered by Employee hereunder during the Term of this Agreement, the Employee shall be entitled to receive the following:

(a) a monthly salary in the amount of Sixteen Thousand, Five Hundred Dollars ($16,500), payable in accordance with Employer’s customary payroll policies; and

(b) the benefits set forth in Section 6 below.

5. Expenses. During the Term, Employer shall pay or reimburse Employee for all reasonable out-of-pocket expenses for professional dues, travel, meals, hotel accommodations, reasonable entertainment expenses, costs of cellular phone and similar items incurred by Employee in connection with the business of Employer or incurred in accordance with the travel and reimbursement policies of Employer as the same shall be in effect from time to time, upon submission by Employee of an appropriate statement documenting such expenses as required by the Internal Revenue Code, as amended from time to time. All such reimbursements shall be paid to Employee in accordance with Employer’s customary payroll practices.

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6. Employee Benefits. During the Term of this Agreement, Employee shall be entitled to participate in all employee benefit plans that are from time to time made generally available to the other employees and executives of Employer, including health or accident insurance, or other employee benefit plans as the same shall be maintained in effect; provided, however, the foregoing shall not require the Employer to continue or put into effect any plan, practice, policy, or program.

7. Vacation. During the Term of this Agreement, Employee shall be entitled to paid vacation time equal to twenty (20) days per calendar year, in addition to holidays that are set by Employer from time to time. Employee shall not be allowed to carry over any unused vacation time from one calendar year to the next. Employee shall coordinate any paid vacation time with the Board or President of Employer, as applicable.

8. Business Opportunities. For as long as the Employee shall be employed by Employer, Employee agrees that, with respect to any business opportunity that is offered to, or comes to the attention of, Employee during the Term of this Agreement or any renewal term thereof, and which is specifically related to, or connected with, the business of Employer, Employer shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. Employee agrees to promptly deliver notice to the Board in writing of the existence of such opportunity or proposal, and Employee may take advantage of such opportunity only if Employer does not elect to exercise its right to take advantage of such opportunity. Employer shall have thirty (30) days following receipt of notice by Employee in which to exercise its right regarding any business opportunity. If Employer does not notify Employee within such thirty (30) day period, Employer shall be deemed to have declined the offer. Notwithstanding anything to the contrary contained herein, should Employee receive an offer of employment during the term of this Agreement, such offer of employment shall not constitute a business opportunity.

9. Confidential Information. Employee acknowledges that in the course of Employee’s employment with the Employer, Employee may receive certain trade secrets, know- how, lists of customers, employee records and other confidential information and knowledge concerning the business which Employer desires to protect, and which are not generally known by, or generally available to, the public (“Confidential Information”). Employee understands that such Confidential Information is confidential and agrees not to reveal such Confidential Information to anyone outside the Employer without the consent of Employer. Employee further agrees not to use such Confidential Information during the Term of this Agreement or otherwise to compete with the Employer. Upon termination of this Agreement, Employee shall surrender to Employer all papers, documents, writings, and other property produced by Employee or coming into Employee’s possession by or through this Agreement and relating to the information referred to in this Section 9, and the Employee agrees that all such materials will at all times remain the property of Employer.

10. Notices. All notices, requests, consents, demands, or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered by email to the email address set forth in the signature page below. Either Party, at any time, may designate addresses for notices or communication by furnishing notice to the other Party.

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11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

12. Assignment. This Agreement may not be assigned by Employee. Neither the Employee nor his spouse, nor their respective estates shall have any right to encumber or dispose of any right to receive payments under this Agreement, it being understood that such payment and the rights thereto are nonassignable and nontransferable. Employer may assign this Agreement to an Affiliate or in connection with a change of control or a sale of all or substantially all of its assets.

13. Binding Effect. Subject to the provisions of Section 12 above, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, Employee’s heirs, successors and personal representatives, and the permitted successors and assignees of Employer.

14. Parole Evidence. This Agreement constitutes the sole and complete agreement between the Parties hereto, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing, signed, and executed in the same manner as this Agreement; provided, however, that the amount of compensation to be paid to Employee for services to be performed for Employer may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing, or affecting this Agreement and the performance by Employee of any of the Duties of Employee’s employment with Employer.

15. Waiver. Any waiver to be enforceable must be in writing and executed by the Party against whom the waiver is sought to be enforced.

16. Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF OHIO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN A FEDERAL OR STATE COURT IN LIMA, OHIO (THE “DESIGNATED COURT”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURT. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURT HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE.

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17. Drafting. Each Party hereto acknowledges that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

18. Reconstruction of Agreement. Should a Designated Court declare any of the provisions of this Agreement unenforceable, the Designated Court, to the extent permissible by law, shall at the request of Employer or Employee, revise or reconstruct such provisions in a manner sufficient to cause them to be enforceable.

19. COUNSEL. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE IS EXECUTING A LEGAL DOCUMENT THAT CONTAINS CERTAIN DUTIES, OBLIGATIONS AND RESTRICTIONS AS SPECIFIED HEREIN. EMPLOYEE FURTHERMORE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED OF EMPLOYEE’S RIGHT TO RETAIN LEGAL COUNSEL, AND THAT EMPLOYEE HAS EITHER BEEN REPRESENTED BY LEGAL COUNSEL PRIOR TO EMPLOYEE’S EXECUTION HEREOF OR HAS KNOWINGLY ELECTED NOT TO BE SO REPRESENTED.

20. Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by electronic means and by email in portable document format, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

EMPLOYER:

GENERAL ENTERPRISE VENTURES, INC.

By:	/s/ Anthony F. Newton
Name:	Anthony F. Newton
Title:	General Counsel
Email:tony.newton@newtonianlaw.com

EMPLOYEE:

/s/ Joshua Ralston
JOSHUA RALSTON

Email: jralston420@protonmail.com

 [SIGNATURE PAGE TO GEVI / RALSTON EMPLOYMENT AGREEMENT]

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